FOR IMMEDIATE RELEASE

Contacts:
 Howard Dittrich, Executive Vice President (858) 625-3903
 E-Mail:  IR@mobi-inc.com



MOLECULAR BIOSYSTEMS INC AGREES TO BE ACQUIRED BY ALLIANCE PHARMACEUTICAL CORP.

SAN DIEGO, CA. OCTOBER 12, 2000---Molecular Biosystems, Inc. (OTC BB: MBIO.OB)
(MBI) announced today that its Board of Directors has approved a definitive agreement for Alliance Pharmaceutical Corp. (NasdaqNM: ALLP) (Alliance) to acquire MBI in exchange for Alliance common stock.

Upon completion of the transaction, MBI will become a wholly owned subsidiary of Alliance. The agreement specifies that the transaction is subject to the approval of MBI's stockholders. The exchange ratio for the acquisition is
0.0407239 shares of Alliance common stock for each share of MBI common stock; thus, MBI will receive 770,000 shares of Alliance common stock in exchange for all of MBI's issued and outstanding common stock, subject to adjustment downward under certain circumstances.

MBI is the developer of OPTISON-Registered Trademark-, the only perfluorochemical-based intravenous ultrasound contrast agent being marketed in both the United States and Europe. OPTISON-Registered Trademark- is currently marketed in the U.S. and Europe for enhancement of ultrasound images of the heart by Mallinckrodt, Inc., a leading company in in-vivo diagnostic imaging. Under a recent agreement, it is anticipated that Mallinckrodt will co-market OPTISON-Registered Trademark- with Nycomed Amersham plc, a worldwide leader in in-vivo diagnostic imaging. MBI will receive a 5% royalty on net sales of ultrasound contrast agents for all current and future approved indications in the U.S. and Europe.

OPTISON-Registered Trademark- (currently designated FS069 in Japan) is being developed and will be marketed in Japan, South Korea, and Taiwan by Chugai Pharmaceutical Co., Ltd., one of the largest pharmaceutical companies in Japan. Chugai is currently conducting Phase 3 clinical studies in Japan for both radiology and cardiology indications.

Alliance Pharmaceutical Corp. is developing therapeutic and diagnostic products based on its perfluorochemical and surfactant technologies. Alliance's products are intended primarily for use during acute care situations, including surgical, cardiology, and respiratory applications. OXYGENT-TM- (perflubron emulsion), an intravenous oxygen carrier being developed in the United States, Canada, and Europe in conjunction with Baxter Healthcare Corporation, significantly reduced the need for donor blood in a recently completed Phase 3 study conducted with patients undergoing various general surgery procedures. An additional Phase 3 study with cardiac surgery patients is underway. LIQUIVENT-Registered Trademark-, an intrapulmonary "liquid ventilation" agent, is being evaluated in a Phase 2-3 study in North America and Europe for treatment of acute lung injury and acute respiratory distress syndrome. IMAVIST-TM- (IMAGENT-Registered Trademark-), a diagnostic contrast agent similar to OPTISON-Registered Trademark-, is being co-developed with Schering AG, the second largest diagnostic imaging company in the world. Alliance recently received an approvable letter for IMAVIST from the FDA. Further information about the Company is available on Alliance's web site at www.allp.com.

Bobba Venkatadri, President and CEO of MBI commented, "Over the past year we have proactively addressed the issues of slower than expected sales of OPTISON-Registered Trademark- and intellectual property disputes. The tough decisions to scale down our business have allowed us to preserve the potential for value to our shareholders, culminating in this acquisition of MBI by Alliance. Our largest shareholder, State of Wisconsin Investment Board, agrees with MBI's management and Board of Directors, and fully supports this transaction."

"Alliance believes that the perfluorochemical platform can yield valuable medical products, and we have made a significant investment in this technology over the past ten years," said Duane J. Roth, Chairman & CEO of Alliance. "OPTISON-Registered Trademark-, the only approved perfluorochemical-based ultrasound contrast agent, is a welcome addition to our family of PFC products in late-stage clinical development, which includes IMAVIST, OXYGENT, and LIQUIVENT. This acquisition should further Alliance's leadership position in PFC-derived pharmaceutical agents."

The Companies expect to file proxy materials with the Securities and Exchange Commission within sixty days, and MBI intends to notice and hold a Special Stockholder Meeting as soon as proxy materials can be cleared and mailed. It is anticipated that the meeting and the acquisition will be consummated in the first quarter of calendar 2001. MBI was represented in the transaction by Prudential Vector Securities.

Additional comments regarding Alliance's planned acquisition of MBI will be provided in an audio panel discussion with Mr. Venkatadri and Mr. Roth at 9:30am Eastern Daylight Time today. Interested parties may listen to the discussion by calling (800) 475-6701. A replay will be available until 4:30pm EDT today by calling the same telephone number. The access code for the discussion and replay is 543975.

STATEMENTS ABOUT THE RESPECTIVE COMPANIES' AND/OR THE COMBINED COMPANIES' FUTURE EXPECTATIONS, INCLUDING CLOSING OF THE ACQUISITION, PRODUCT DEVELOPMENT, THE QUALITY OF PRODUCT PORTFOLIOS, SYNERGIES, REGULATORY PLANS, TIMING OF FDA REVIEWS, FDA CLEARANCES, SALES VOLUMES, MARKET ACCEPTANCE OF PRODUCTS AND ALL OTHER STATEMENTS IN THIS DOCUMENT OTHER THAN HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANIES INTEND THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE SAFE HARBORS CREATED THEREBY. SINCE THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME, THE COMPANIES' ACTUAL RESULTS COULD DIFFER MATERIALLY FROM EXPECTED RESULTS.